SECOND SUBLEASE

        THIS SECOND SUBLEASE is made effective as of January 1, 1998, by and between MARATHON BIOPHARMACEUTICALS, LLC a Massachusetts limited liability company ("Second Sublandlord"), and SERAGEN, INC., a Delaware corporation ("Second Subtenant").

                            RECITALS:

         WHEREAS, by sublease dated October 12, 1995, and amendments dated June 25, 1996, and February 21, 1997 (the "First Sublease"), by and between SierraCom, a division of Sierra Networks, Inc. ("First Sublandlord") and Second Subtenant, Second Subtenant subleased certain premises of a building located at 99 South Street, Hopkinton, Massachusetts, containing approximately 7,202 square feet of space (the "Premises");

          WHEREAS, Second Subtenant has assigned all of its right, title and interest as subtenant under the First Sublease to Second Sublandlord, all pursuant to an Assignment of Lease and Agreement dated as of December 31, 1997, by and among Second Subtenant, Second Sublandlord, and First Sublandlord; and

           WHEREAS, Second Subtenant and Second Sublandlord each desires that a certain portion of the Premises be sublet to Second Subtenant, which portion contains approximately (I) 590 square feet of space ("the Sublet Premises") and (ii) 2,478 square feet of shared common area ("Common Area"), as more fully described in Exhibit A attached hereto and incorporated by reference herein and all upon the terms and conditions contained herein;

             NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

  1. Sublet Premises. Second Sublandlord does hereby sublease to Second Subtenant the Sublet Premises for the term and upon the conditions hereinafter provided.

  2. Proportionate Share. The parties agree that the Second Subtenant's "Proportionate Share" of the Premises is 25.4%.

  3. Term. This Second Sublease shall commence on January 1, 1998 and shall continue until January 31, 1999. Second Subtenant shall have two successive options to extend the term of this Second Sublease each for a period of one year for the Rent specified in Sections 4 and 5 of this Second Sublease (i.e., if, and only if, Second Subtenant exercises the option to extend the term of this Second Sublease for an additional year, it will have an option at the end of such year to extend the term for a second year). If Second Subtenant desires to extend this Second Sublease, it shall provide written notice to Second Sublandlord not less than ninety
          (90) prior to the termination of this Second Sublease or the first extension thereof.
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  4.    Rent.  Second Subtenant shall pay to Second Sublandlord, monthly in advance on the first day of each month, Second Subtenant's Base Rent for the Sublet Premises pursuant to the First Sublease, and 50% of Second Sublandlord's Base Rent for the Common Area pursuant to the First Sublease.

  5. Additional Rent. Second Subtenant shall pay to Second Sublandlord its Proportionate Share of any Additional Rent payable by Second Sublandlord pursuant to Article IV of the Lease and Section 6.4 of the First Sublease. Second Sublandlord shall notify Second Subtenant of any such Additional Rent payable by Second Sublandlord under Article IV of the Lease.

6. Assignment and Sub-subletting. Second Subtenant shall have no right to assign its interest under this Second Sublease or to further sublet all or any portion of the Sublet Premises, without first obtaining the written consent of Second Sublandlord, which consent may be withheld in Second Sublandlord's sole and absolute discretion.

 7. Incorporation of Lease. Except as set forth in this Second Sublease, this Second Sublease shall otherwise be on the same terms and conditions as the First Sublease, which is hereby incorporated by reference herein; provided, however, that (i) each reference in the First Sublease to the "Sublessor" shall be deemed to be a reference to Second Sublandlord hereunder, each reference in the First Sublease to "Sublessee" shall be deemed to be a reference to Second Subtenant hereunder, and each reference in the First Sublease to the "Demised Premises," the "Subleased Premises," or the "Premises" shall be deemed to be a reference to the Sublet Premises hereunder; (ii) in any instance or case where the consent of First Sublandlord under the First Sublease is required for the exercise or enjoyment of Subtenant's rights under the First Sublease, such consent shall be deemed for purposes of this Second Sublease to be required by both Second Sublandlord under this Second Sublease and Sublandlord under the First Sublease, and the giving of such consent by Second Sublandlord under this Second Sublease shall be subject in all respects to the further consent of Sublandlord under the First Sublease; and (iii) the provisions of Article XXXII of the First Sublease shall not be incorporated into this Second Sublease.

8. Consent of First Sublandlord. This Second Sublease is conditional on the parties obtaining the prior written consent of First Sublandlord and, if First Sublandlord deems it necessary, First Sublandlord's mortgagee(s) of record. The parties covenant and agree that they will seek such consent and cooperate with each other and with First Sublandlord for the purpose of obtaining such consent(s). Second Sublandlord shall provide Second Subtenant with copies of such consent(s) upon receipt thereof. If such consents are not received by April 17, 1998, then at the option of the Second Subtenant, exercisable by written notice to Second Sublandlord, this Second Sublease shall be deemed null and void and of no force and effect.

  9. Entire Agreement. This Sublease represents the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements or drafts, written or oral, with respect to the subject matter hereof.

  10. Notices. Any notice given by either party hereunder shall be in writing and shall be deemed given if delivered by hand, posted by certified mail, return receipt requested, or delivered by a nationally recognized overnight courier, addressed as follows:

             If to Second Sublandlord:     Marathon Biopharmaceuticals, LLC
                                           97 South Street
                                           Hopkinton, Massachusetts 01748
                                           Attention: President

             With a copy to:               Boston University
                                           881 Commonwealth Ave
                                           Boston, MA  02215
                                           Attention:  Treasurer

             If to Second Subtenant:       Seragen, Inc.
                                           97 South Street
                                           Hopkinton, Massachusetts  01748
                                           Attention:  President


11. Governing Law. This Second Sublease shall be governed by and constructed in accordance with the laws of the Commonwealth of Massachusetts.


             IN WITNESS WHEREOF, the parties hereto have hereunto caused this Second Sublease to be executed as an instrument under seal by their duly authorized officers, all as of the day and year first above written.

                         SECOND SUBLANDLORD:


                         MARATHON BIOPHARMACEUTICALS, LLC



                                By: /s/ Kenneth G. Condon
                                    --------------------------
                                    Kenneth G. Condon, Manager


                          SECOND SUBTENANT:


                          SERAGEN, INC.


                         By: /s/ Reed R. Prior
                             -------------------------------
                             Reed R. Prior, Chairman and CEO


                          FIRST SUBLANDLORD:


                          SIERRACOM





                          By: /s/ Peter Sullivan
                              -----------------------
                          Name: Peter Sullivan
                          Title: Vice President


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